UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 9, 2018.

Atlas Financial Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number
000-54627

CAYMAN ISLANDS	27-5466079
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

953 AMERICAN LANE, 3RD FLOOR	60173
Schaumburg, IL	(Zip Code)
(Address of principal executive offices)

 Registrant’s telephone number, including area code: (847) 472-6700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☑

Section 3 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 3, 2018, Atlas Financial Holdings, Inc. (the “Company”) received a delinquency notification letter from Nasdaq stating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1), because it had not timely filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “Form 10-K”).  The Company timely filed a Form 12b-25 Notification of Late Filing related to the Form 10-K, which resulted in an extended filing deadline for the Form 10-K of April 2, 1018.  The Form 10-K was filed with the SEC on April 2, 2018, but due to the timing of the filing was considered filed effective April 3, 2018. The Company was subsequently notified that Nasdaq issued a letter on April 9, 2018 confirming that the Company is now in compliance.

On April 9, 2018, the Company issued a press release announcing its receipt of the delinquency notification letter. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
Exhibit 99.1 - Delinquency Notification Press Release, dated April 9, 2018, issued by Atlas Financial Holdings, Inc.

Exhibit Index

99.1	Delinquency Notification Press Release, dated April 9, 2018, issued by Atlas Financial Holdings, Inc.